Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117234) of Tejas Incorporated and Subsidiaries of our report dated March 4, 2004 (except for matters disclosed in Note 1 paragraphs 2 and 3, as to which the date is December 9, 2004), with respect to the consolidated financial statements of Tejas Incorporated and Subsidiaries for the year ended December 31, 2003, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Austin, Texas
March 31, 2005                                                                                /s/ Ernst & Young LLP